                                                                    EXHIBIT 4.18

                                  GRANT PRIDECO

                      SECOND AMENDMENT TO CREDIT AGREEMENT

                  This SECOND AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of March ___, 2004 and entered into by and among Grant Prideco, L.P., a Delaware limited partnership, XL Systems, L.P., a Texas limited partnership, Texas Arai, Inc., a Delaware corporation ("TEXAS ARAI, INC."), Tube-Alloy Corporation, a Louisiana corporation, Reed-Hycalog, L.P., a Delaware limited partnership, and Grant Prideco Canada Ltd., a corporation organized, constituted and existing under the Alberta Business Corporations Act (each individually referred to herein as a "BORROWER" and collectively as "BORROWERS"), with Grant Prideco, Inc., a Delaware corporation ("GRANT PRIDECO") as a guarantor, the financial institutions listed on the signature pages hereof ("LENDERS"), Deutsche Bank Trust Company Americas, acting in its capacity as contractual representative for the US Lenders hereunder (in such capacity, the "US AGENT") and Deutsche Bank AG, Canada Branch, acting in its capacity as contractual representative of the Canadian Lenders hereunder (in such capacity, "CANADIAN AGENT"). Reference is made to that certain Credit Agreement dated as of December 19, 2002, by and among the Borrowers, the Lenders referenced therein, Grant Prideco, US Agent and Canadian Agent, as amended by the First Amendment to Credit Agreement dated as of August 8, 2003, by and among the Borrowers, the Lenders referenced therein, Grant Prideco, US Agent and Canadian Agent (as amended or otherwise modified up to the date hereof, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, Grant Prideco is the parent company to the Borrowers and desires to conduct an Asset Sale of *****., for $***** cash plus a working capital adjustment to such purchase price ("*****SALE");

                  WHEREAS, Grant Prideco has informed the US Agent that (i) the Borrowers have previously conducted Asset Sales of (a) the Rotator AS business for $13,500,000 (subject to a working capital adjustment), (b) the Star Operating Company business for $11,000,000 cash and a promissory note in the original principal amount of $2,146,381, and (c) Petrodrive business for $7,000,000 (each of the asset sales referred to in the foregoing clauses (a), (b) and (c) are collectively referred to herein as the "PAST ASSET SALES"), (ii) the proceeds of the Past Asset Sales were applied to prepay the Revolving Loans and were or, within 180 days of the closing of each such transaction will be, reinvested in Equipment or other productive assets as contemplated by Section 2.4(e) of the Credit Agreement such that no prepayment of Term Loans or reductions of Revolving Loan Commitments were or will be required pursuant to
Section 2.4(h), and (iii) the Borrowers failed to provide the Lenders

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with the certificates required under Section 2.4(e) of the Credit Agreement in connection with such Past Asset Sales;

                  WHEREAS, Borrowers have requested that the Credit Agreement be amended as provided herein; and

                  WHEREAS, the Agent and the Lenders party hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                  SECTION 1. SALE OF ASSETS

                  A. The undersigned Lenders, constituting Majority Lenders, hereby agree that the proceeds of the ***** Sale (and any subsequent working capital adjustment related to the ***** Sale) shall not apply against the $40,000,000 limit on the disposition of assets contemplated by subsection 8.5(g) of the Credit Agreement, provided that the gross consideration received does not exceed the sum of $***** plus any working capital adjustment (such sum being hereinafter referred to as the "***** PURCHASE PRICE").

                  B. In light of the $5,000,000 prepayment of Term Loans to be made pursuant to paragraph 3.A. below, a $5,000,000 portion of the TA Purchase Price will be exempt from the prepayment terms of Section 2.4 of the Credit Agreement, and the balance of the TA Purchase Price will be subject to Section
2.4 of the Credit Agreement.

                  SECTION 2. WAIVER OF DEFAULT

                  A. The undersigned Lenders, constituting Majority Lenders, hereby waive compliance with (and any Event of Default resulting from the failure to comply with) the certificate requirement provisions of subsection 2.4(e) of the Credit Agreement to the extent, and only to the extent, that such provisions relate to the Past Asset Sales.

                  B. The waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by Borrowers with the certificate requirement provisions of subsection 2.4(e) of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to constitute a waiver of compliance by Grant Prideco or Borrowers with respect to (i) subsection 2.4(e) of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein.

                  SECTION 3. CONDITIONS TO EFFECTIVENESS

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                  This Amendment shall become effective only upon the
satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"):

                  A. APPLICATION OF PROCEEDS. On or before the Second Amendment Effective Date, a $5,000,000 portion of the ***** Purchase Price shall be paid to the US Agent and applied to permanently reduce the unpaid principal balance of the Term Loans, such amount to be applied to the principal of the US Term Loans and credited to the scheduled payments of principal with respect thereto in inverse chronological order.

                  B. BORROWERS' DOCUMENTS. On or before the Second Amendment Effective Date, Borrowers shall deliver to Agents for Lenders with sufficient originally executed copies, where appropriate, the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

                     1. A certificate from the corporate secretary or assistant secretary of each Borrower certifying the signature and incumbency of the officers executing this Amendment; and

                     2. Executed originals of this Amendment.

                  C. EXECUTION OF AMENDMENT BY LENDERS. On or before the Second Amendment Effective Date, US Agent and Majority Lenders shall have executed and delivered copies of this Amendment to Agent.

                  D. OTHER PROCEEDINGS. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and their counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

                  E. REIMBURSEMENT OF EXPENSES. On or before the Second Amendment Effective Date, the Borrowers shall have reimbursed or paid all reasonable costs, fees and expenses of the Agents (including reasonable attorneys fees and charges) incurred in connection with the Credit Agreement and this Amendment.

                  SECTION 4. BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party represents and warrants to each Lender that the following statements are true, correct and complete:

                  A. NO CONFLICT. The execution, delivery and performance by each Borrower of this Amendment and the performance by each Borrower of the Amended Agreement: (a)

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are within its corporate power; (b) are duly authorized by all necessary action;
(c) do not violate any Requirement of Law or any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound where such violation would reasonably be expected to adversely affect the enforceability of any Credit Document or to have a Material Adverse Effect; (d) do not violate any provision set forth in any Governing Documents; (e) do not require the consent, registration or approval of any Governmental Authority or any other Person (except such as have been duly obtained, made or given, and are in full force and effect); and (f) will not, except as contemplated herein, result in the imposition of any Liens upon any of its properties.

                  B. BINDING OBLIGATION. This Amendment has been duly executed and delivered by the Borrowers and this Amendment and the Amended Agreement are the legally valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  C. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Article 6 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  D. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

                  E. RECITALS TRUE. The statements made in the recitals to this Amendment are true and correct and not misleading in any material respect.

                  SECTION 5. ACKNOWLEDGEMENT AND CONSENT

                  Borrowers, Grant Prideco, Inc. ("HOLDINGS"), and each of the Subsidiaries (the "SUBSIDIARY GUARANTORS") listed on the signature pages hereto are party to certain Collateral Documents as amended through the Second Amendment Effective Date, pursuant to which Borrowers have created Liens in favor of Agents on certain Collateral to secure the Obligations. Borrowers hereby represent and warrant that the Subsidiary Guarantors listed on the signatures pages hereto constitute all of the Domestic Subsidiaries. Each of the Borrowers, Holdings and Subsidiary Guarantors (collectively, the "CREDIT SUPPORT PARTIES") is a party to certain Guaranties pursuant to which such Credit Support Party has (i) guarantied the Obligations and (ii) created Liens in favor of Agent on certain Collateral to secure the obligations of such Credit Support Party under such Guaranty of such Credit Support Party. The Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

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                  Each Credit Support Party hereby acknowledges that it has
reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement and the other Loan Documents effected pursuant to this Amendment. Each Credit Support Party hereby acknowledges and agrees that any Guaranty and Collateral Document (each, a "CREDIT SUPPORT DOCUMENT") to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Borrowers now or hereafter existing under or in respect of the Amended Agreement.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Credit Support Party (other than Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

                  SECTION 6. MISCELLANEOUS

                  A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

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                  (ii)     Except as specifically amended by this Amendment, the
         Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agents or any Lender under, the Credit Agreement or any of the other Credit Documents.

                  B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                  D. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  E. FURTHER ASSURANCES. Borrowers agree that from time to time, and at the expense of Borrowers, Borrowers will promptly execute and deliver any additional amendments and related documents that Agent may reasonably request, in order to effectuate this Amendment and the transactions contemplated hereunder.

                  [Remainder of page intentionally left blank]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    BORROWERS:

                                    GRANT PRIDECO, L.P., individually, as
                                    a Borrower and as US Funds Administrator

                                    By: Grant Prideco Holding, LLC, its general
                                    partner

                                    By:    /s/ Jay Mitchell
                                        ----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    XL SYSTEMS, L.P.,

                                    By: Grant Prideco Holding, LLC, its general
                                     partner

                                    By:    /s/ Jay Mitchell
                                        ----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    TEXAS ARAI, INC.,

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    TUBE-ALLOY CORPORATION,

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-HYCALOG, L.P.,

                                    By: Reed-Hycalog, LLC, its general partner

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

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                                    GRANT PRIDECO CANADA LTD., individually, as
                                    a Borrower and as Canadian Funds
                                    Administrator

                                    By     /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    GUARANTOR:

                                    GRANT PRIDECO, INC.,

                                    By     /s/ Philip A. Choyce
                                       -----------------------------------------
                                           Philip A. Choyce
                                    Title: Vice President

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                                    CREDIT SUPPORT PARTIES:

                                    GRANT PRIDECO HOLDING, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    XL SYSTEMS INTERNATIONAL, INC.

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    PLEXUS DEEPWATER TECHNOLOGIES, LTD.

                                    By:  Grant Prideco Holding, LLC, its general
                                    partner

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    TA INDUSTRIES, INC.

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    TUBE-ALLOY CAPITAL CORPORATION

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    GRANT PRIDECO PC COMPOSITES HOLDINGS, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

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                                    GP EXPATRIATE SERVICES, INC.

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

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                                    INTELLIPIPE, INC.

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    GRANT PRIDECO MARINE PRODUCTS AND SERVICES
                                    INTERNATIONAL, INC.

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-HYCALOG COLOMBIA, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-HYCALOG INTERNATIONAL HOLDING, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-  /s/ Jay Mitchell
                                          --------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    GRANT PRIDECO FINANCE, LLC

                                    By:    /s/ David Weigel
                                       -----------------------------------------
                                           David Weigel
                                    Title: Vice President

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                                    GP USA HOLDING, LLC

                                    By:    /s/ David Weigel
                                       -----------------------------------------
                                           David Weigel
                                    Title: Vice President

                                    GRANT PRIDECO USA, LLC

                                    By:    /s/ David Weigel
                                           --------------------------
                                           David Weigel
                                    Title: Vice President

                                    GRANT PRIDECO EUROPEAN HOLDING, LLC

                                    By:    /s/ David Weigel
                                       -----------------------------------------
                                           David Weigel
                                    Title: Vice President

                                    REED-HYCALOG CIS, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-HYCALOG, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-HYCALOG ARGENTINA, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

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                                    REED-HYCALOG AZERBAIJAN, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-HYCALOG KAZAKHSTAN, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

                                    REED-HYCALOG THAILAND, LLC

                                    By:    /s/ Jay Mitchell
                                       -----------------------------------------
                                           Jay Mitchell
                                    Title: Treasurer

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                                    DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS, as US Agent and as Lender

                                    By:    /s/ Steven Freilander
                                       -----------------------------------------
                                    Name:
                                    Title:

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                                    DEUTSCHE BANK AG, CANADA
                                    BRANCH, as Lender

                                    By:    /s/ Moria Gorzen
                                       -----------------------------------------
                                    Name:  Maria Gorzen
                                    Title: Vice President

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                                    TRANSAMERICA BUSINESS CAPITAL
                                    CORPORATION
                                    as a Lender

                                    By:    /s/ Barry Fein

                                    Name:  Barry Fein
                                    Title: Senior Vice President

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                                    JP MORGAN CHASE BANK
                                    as a Lender

                                    By:    /s/ Jim Holloway

                                    Name:   Jim L. Holloway
                                    Title:  Senior Vice President

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                                    MERRILL LYNCH CAPITAL
                                    as a Lender

                                    By: /s/ Michele Kovatchis
                                    Michele Kovatchis
                                    Title: Director

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                                    FLEET CAPITAL CORPORATION
                                    as a Lender

                                    By: /s/ Dan A. Hughes
                                        Dan A. Hughes
                                    Title: Vice President

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                                    CIT GROUP/BUSINESS CREDIT INC.
                                    as a Lender

                                    By:    /s/ Neal Legan
                                           Neal Legan
                                    Title: Vice President

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                                    U.S. BANK NATIONAL ASSOCIATION
                                    as a Lender

                                    By:    Suzanne E. Geiger
                                           Suzanne E. Geiger
                                    Title: Senior Vice President

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                                    GMAC COMMERCIAL FINANCE, LLC
                                    as a Lender

                                    By:    /s/ George Grieco
                                           George Grieco
                                    Title: Director

                                      S-16
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                                    LASALLE BUSINESS CREDIT, INC.
                                    as a Lender

                                    By:      A. Roger Craig, Jr.
                                             A. Roger Craig, Jr.
                                    Title:   Vice President

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                                    GE CAPITAL PUBLIC FINANCE, INC.
                                    as a Lender

                                    By:    /s/ Jason A. Soto
                                           Jason A. Soto
                                    Title: Vice President

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                                    WHITNEY NATIONAL BANK
                                    as a Lender

                                    By:    /s/ Harry C. Stahel
                                           Harry C. Stahel
                                    Title: Senior Vice President

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                                    SOUTHWEST BANK OF TEXAS, N.A.
                                    as a Lender

                                    By:    /s/ Bennett Douglas
                                           Bennett Douglas
                                    Title: Senior Vice President

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                                    WELLS FARGO FOOTHILL, LLC
                                    as a Lender

                                    By:    /s/Lan Wong
                                           Lan Wong
                                    Title: Vice President

***** Delineates information for which confidential treatment has been requested pursuant to Rule 24b-2 of the 34 Act

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